Medix Resources, Inc.                                 Merck-Medco
Connecting the world of healthcare                    Live Life Well

News Release

CONTACTS
Gary Smith                                            Ann Smith
(212) 697-2509                                        201-269-5984
(212) 681-9817 (fax)                                  ann smith2@merck.com
Andy Brown
(718) 323-7424

                MEDIX AND MERCK-MEDCO ANNOUNCE STRATEGIC ALLIANCE

    Agreement Provides Physician Electronic Prescribing at the Point of Care

      New York, NY and Franklin Lakes,  NJ, October 22 - Medix Resources,  Inc.  (AMEX;MXR),
the healthcare  connectivity  company,  and  Merck-Medco,  the nation's  leading provider of prescription  drug care,  today  announced a strategic  alliance to provide  physicians with point of care access to clinical  information and electronic  prescribing  through  Cymedix(R)
suite of Pharmacy Benefit  Management  ("PBM")  transaction  services.  Under the agreement,
Merck-Medco  transactions including eligibility  verifications,  patient-specific  formulary checks,  medication  history and electronic  prescribing  will executed by Medix through its
Cymedix(R)connectivity  and  transaction  technology.  Medix  will  earn  revenue  on a  per prescription  basis.  Early in the first quarter of 2002,  Medix and Merck-Medco  will begin joint deployment of these services to Merck-Medco health plan customers and physicians.
      Medix  President and CEO,  John R.  Prufeta,  stated,  "This  strategic  alliance with
Merck-Medco is an important  milestone for Medix.  It is very exciting to be partnering with one of the leading  pharmacy benefit managers and a company that is at the forefront in many of innovative developments in the industry."
      "Merck-Medco  wants to help  doctors  and their  staff  take  advantage  of  real-time information  about  patients and their  prescription  history in order to improve safety and reduce errors," said Stephen Cohan, senior vice president Business Development, Merck-Medco.
      Merck-Medco  supports  open  electronic  prescribing  solutions  that  complement  and enhance the needs of physicians and their  patients with the strictest  adherence to patient confidentiality.
      "Merck-Medco  serves over 65 million  Americans.  Consequently,  they are an important component  in the  collaboration  that is  necessary  between  PBM's  and  health  plans  in providing a physician  with  connectivity  tools for the majority of their  patients,"  said
Brian Ellacott,  Medix senior vice president.  "Providing a broad suite of products,  having connectivity  to all of the major payors in our targeted  markets,  and providing a seamless interface to a physician practice  management system through our Universal  Interface,  will be enormous  advantages in gaining the level of physician  adoption that will be critical to success in this market and ultimately to the success of Medix."

About Merck-Medco
      Merck-Medco  is the nation's  leading  pharmacy  benefits  manager.  An  independently managed  subsidiary of Merck & Co., Inc. (NYSE;  MRK),  Merck-Medco serves the needs of more
than  65  million,   or  nearly  one  in  four  Americans.   Merck-Medco  manages  some  452
prescriptions  per year for its clients  through its 13 mail service  pharmacies  and retail pharmacy  networks.  Merck-Medco's  clients  include  major  corporations,  Blue  Cross-Blue
Shield groups,  insurance  carriers,  health  maintenance  organizations,  government health plans and unions.  More information on Merck-Medco is available at www.merckmedco.com.

About Medix Resources
      Medix Resources,  Inc.,  through its wholly owned subsidiary Cymedix Lynx Corporation, is the developer  and provider of the Cymedix(R)suite of fully secure  transaction  software
products  that  enable   communication  of  high  value  added  clinical,   financial,   and
administrative healthcare information among physician offices,  hospitals, health management organizations  and insurance  companies.  Additional  information  about Medix Resources and its products  and  services  can be found by visiting its Web sites,  www.medixresources.com and www.cymedix.com, or by calling (800) 326-8773.

                                           # # #
Information in this press release  contains  forward-looking  statements  that involve risks and  uncertainties  that might adversely affect Medix's operating results in the future to a material degree. Such risks and uncertainties  include,  without limitation,  the ability of
Medix  to  raise  capital  to  finance  the  development  of  its  software  products,   the
effectiveness  and the  marketability  of those  products,  the  ability  of the  Company to protect  its  proprietary  information,  and the  establishment  of an  efficient  corporate operating  structure  as the  Company  grows.  These and other risks and  uncertainties  are presented in detail in the Company's  Form 10-KSB for 2000, and its Form 10-Q for the second quarter of 2001,  which were filed with the Securities and Exchange  Commission on March 21,
2001, and August 13, 2001,  respectively.  This information is available from the SEC or the
Company.